Exhibit B

FISCAL AGENCY AGREEMENT

June 27, 2017

among

THE FEDERAL REPUBLIC OF NIGERIA

and

CITIBANK N.A., NEW YORK BRANCH

Fiscal Agent, Registrar, Principal Paying Agent and Principal Transfer Agent

and

CITIBANK N.A., LONDON BRANCH

London Paying Agent and London Transfer Agent

DEBT SECURITIES

Allen & Overy LLP

FISCAL AGENCY AGREEMENT, dated as of June 27, 2017 (the Agreement),

Between:

The FEDERAL REPUBLIC OF NIGERIA (the Republic), CITIBANK N.A., NEW YORK BRANCH as fiscal agent, registrar, principal paying agent and transfer agent and CITIBANK N.A., LONDON BRANCH as London paying agent and London transfer agent.

1.	THE SECURITIES

Pursuant to a registration statement filed on Schedule B with the United States Securities and Exchange Commission, the Republic may issue notes, bonds, debentures and/or other unsecured evidences of indebtedness (the Securities) in separate series from time to time (each such series of Securities being hereinafter referred to as a Series or the Securities of a Series). The Securities constitute and will constitute direct, general, unconditional and unsubordinated External Indebtedness of the Republic for which the full faith and credit of the Republic is pledged. The Securities rank and will rank without any preference among themselves and equally with all other unsubordinated External Indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other External Indebtedness. External Indebtedness means Indebtedness expressed or denominated or payable or which, at the option of the relevant creditor may be payable, in any currency other than the lawful currency from time to time of the Federal Republic of Nigeria. Indebtedness means any obligation (whether present or future) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

The aggregate principal amount of the Securities of all Series which may be authenticated and delivered under this Agreement and which may be outstanding at any time is not limited by this Agreement.

The Securities issuable hereunder are Aggregated Collective Action Securities.

The Securities of a Series delivered to the Fiscal Agent (as defined in Clause 2 hereof) for authentication on original issuance pursuant to Clause 3 hereof shall be authorized by the Republic in a certificate (the Authorization) executed by such official or officials of the Debt Management Office of the Republic, whose signatures may be manual or electronic, as shall be properly authorized by the Republic or such other official of the Republic as may be set forth in a power of attorney executed by the Debt Management Office.

The Securities are issuable in registered form, without coupons, and shall be represented by a certificate substantially in the form set forth in Exhibit A hereto or such other form as shall be established pursuant to the Authorization and in the denominations specified in the Authorization.

All Securities shall be executed manually or electronically on behalf of the Republic by the Minister of Finance, the Director-General of the Debt Management Office, the Head of the Market Development Department of the Debt Management Office or such official or officials of the Republic as shall have been authorized by the Authorization (the Authorized Officers and each an Authorized Officer), notwithstanding that such official or officials, or any of them, shall have ceased, for any reason, to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of any such Security. The Securities of a Series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of the Authorization, and may have such letters, numbers or other marks of identification and such legends or endorsements not referred to in the Authorization placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined necessary or advisable by the Authorized Officers executing such Securities, as conclusively evidenced by their execution of such Securities. All Securities of a particular Series shall be otherwise substantially identical except as to denomination and as provided herein or in the Authorization.

2.	APPOINTMENT OF FISCAL AGENT, REGISTRAR, TRANSFER AGENTS AND PAYING AGENTS

The Republic hereby appoints Citibank N.A., New York Branch (or such successor) as fiscal agent, registrar, principal paying agent and principal transfer agent (in all such capacities, the Fiscal Agent) in respect of the Securities upon the terms and subject to the conditions herein set forth.

The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Securities and such further powers and authority to act on behalf of the Republic as the parties agree in writing. The Fiscal Agent at present has its corporate trust office at the address stated in Clause 18 (such address, or the principal corporate trust office of any successor Fiscal Agent, the Corporate Trust Office).

The Republic hereby appoints the Fiscal Agent at the Corporate Trust Office as the principal paying agent (the Principal Paying Agent) for it for the payment of principal and interest on the Securities and as the principal transfer agent (the Principal Transfer Agent), and, for it for transfer of the Securities, in each case, pursuant to the terms herein set forth.

In addition, the Republic hereby appoints Citibank N.A., London Branch (or such successor) as London paying agent (the London Paying Agent) and London transfer agent (the London Transfer Agent, and together with the London Paying Agent, the London Agent) in respect of the Securities upon the terms and subject to the conditions herein set forth. The London Agent shall have the powers and authority granted to and conferred upon it hereby and such further powers and authority to act on behalf of the Republic as the parties agree in writing. The London Agent at present has its principal corporate trust office at the address stated in Clause 18 (such address, or the principal corporate trust office of any successor London Agent, the Corporate London Office).

Subject to Clause 9, the Republic may at any time or from time to time appoint (a) additional paying agents for such payment and vary the terms of or terminate any such appointment (all such paying agents appointed and acting as such at any given time, including the Principal Paying Agent and London Paying Agent, being herein called, collectively, Paying Agents and, individually, a Paying Agent) and (b) additional transfer agents for such transfers and vary the terms of or terminate any such appointment (all such transfer agents appointed and acting as such at any given time, including the Principal Transfer Agent and London Transfer Agent, being herein called, collectively, Transfer Agents and, individually, a Transfer Agent); provided, however, that as long as there shall be a Fiscal Agent hereunder, the Fiscal Agent at the Corporate Trust Office shall remain a Paying Agent and a Transfer Agent and provided further, that, so long as the Securities are listed on the London Stock Exchange and the rules of the London Stock Exchange so require, the Republic will maintain a Paying Agent and Transfer Agent in London. The Republic shall give to the Fiscal Agent prompt notice in writing of the appointment of any additional Paying Agent or Transfer Agent, of the terms of such appointment, of any variation of the terms of or termination of the appointment of any Paying Agent or Transfer Agent and of the location of all Paying Agents and Transfer Agents and any change in the location of any Paying Agent or Transfer Agent.

The Fiscal Agent, Paying Agents and Transfer Agents are referred to collectively as the Agents. The obligations of the Agents are several and not joint.

3.	EXECUTION; AUTHENTICATION AND DELIVERY; DATING

The Securities shall be executed on behalf of the Republic by such official or officials of the Debt Management Office of the Republic, whose signatures may be manual or electronic, as shall be properly authorized by the Republic. In the event that any of the authorized signatories of the Republic who shall have signed or whose electronic signatures shall appear upon any of the Securities shall cease to be an official before the Securities so signed shall actually have been authenticated and delivered, such Securities nevertheless may be authenticated and delivered with the same force and effect as though the person or persons who signed such Securities had not ceased to be such official or officials of the Republic.

The Fiscal Agent is authorized, upon receipt of Securities duly executed on behalf of the Republic for the purpose of the original issuance of Securities and the written order of an Authorized Officer (defined herein), to authenticate by its manual signature the Securities in an aggregate principal amount not in excess of the aggregate principal amount specified in the Securities and to deliver such Securities to or upon the written order of an Authorized Officer, registered in the names and in the denominations as requested by the underwriters named in the pricing agreement executed in relation to such series of Securities (the Underwriters). Thereafter, the Fiscal Agent is authorized to authenticate and to deliver Securities in accordance with the provisions therein or hereinafter set forth. The Securities shall be dated the date of their authentication by the Fiscal Agent. The Republic may amend its Authorized Officer from time to time by delivering a certificate of incumbency to the Fiscal Agent relating to such Authorized Officer. In the event that Securities are issued in definitive form, the certificates therefor representing individual securities, the Fiscal Agent is hereby authorized (at the expense of the Republic) to appoint authenticating agents to authenticate such Securities in accordance with the terms hereof.

4.	PAYMENT

The Republic will pay to the Fiscal Agent the amounts, at the times, and for the purposes, set forth herein and in the Securities. The Republic hereby authorizes and directs the Fiscal Agent, from funds so paid to it, to make payment through the Paying Agents of principal of and interest on the Securities as set forth in the Securities. The principal of and interest on the Securities shall be payable in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. The Fiscal Agent shall arrange with all Paying Agents for the payment, from funds furnished by the Republic to the Fiscal Agent, (i) of principal of and interest on the Securities in the manner provided for in the Securities, and (ii) of the agreed compensation of such Paying Agents for their services as such.

The Fiscal Agent is hereby irrevocably instructed by the Republic to, and shall, apply each amount paid to it under this Clause 4 solely in accordance with the terms and conditions of the relevant Securities, so that the Republic shall have no claim to or on account of any such funds unless such purpose cannot be effected and the Fiscal Agent shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Clause 7, in which event it shall refund at the written request of the Republic such portion of such amount as relates to such payment by paying the same by credit transfer in United States Dollars to such account with such bank in London or the City of New York as the Republic has by notice to the Fiscal Agent specified for the purpose.

All payments of principal and interest in respect of the Securities are subject in all cases to any applicable fiscal or other laws and regulations of the Republic. The Fiscal Agent shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted.

5.	BOOK ENTRY PROVISIONS AND CERTIFICATED SECURITIES

The Securities will be issued in the form of one or more fully registered global securities (the Global Securities) registered in the name of Cede & Co., as nominee of The Depository Trust Company (DTC). Beneficial interests in the Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of DTC, including the Euroclear Bank SA/NV (Euroclear) or Clearstream Banking, S.A. (Clearstream, Luxembourg and, collectively, the Clearing Systems). The Clearing Systems will be responsible for establishing and maintaining book-entry accounts for their participants having interests in the Securities. Beneficial owners of the Securities will not, except in limited circumstances described herein, be entitled to receive Securities represented by physical certificates or to have Securities registered in their names, will not be considered holders thereof under this Agreement and cannot assert any right of a holder of the Securities. Subject to applicable law and the terms of this Agreement, the Republic and the Fiscal Agent shall deem and treat registered holders of the Securities (Holders) as the absolute owners thereof for all purposes whatsoever notwithstanding any notice to the contrary; and all payments to, or on the order of, the Holders shall be valid and shall discharge the payment liability of the Republic and the Fiscal Agent on the Securities to the extent of the sum or sums so paid.

The Republic will issue or cause to be issued Securities represented by fully registered physical certificates (Certificated Securities) upon registration of transfer of, or in exchange for, Securities represented by the Global Securities (i) if DTC notifies the Republic that it is unwilling or unable to continue as depository in connection with the Global Securities or ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, at a time when it is required to be so registered and a successor depository is not appointed by the Republic within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; (ii) the Republic, in its sole discretion, instructs the Fiscal Agent in writing that a Global Security shall be so transferable and exchangeable; or (iii) upon request by DTC to the Fiscal Agent, acting on direct or indirect instructions of any beneficial owner of an interest in a Global Securities, after an event of default entitling the holder to accelerate the stated maturity of the Global Securities has occurred and is continuing, or, if DTC does not promptly make that request, then any beneficial owner of an interest in such Global Securities shall be entitled to make such request with respect to such interest. The Republic shall bear the costs and expenses of printing or preparing any Certificated Securities.

The Fiscal Agent shall have at least 30 days from the date of its receipt of Certificated Securities and registration information to authenticate and deliver such Certificated Securities. Such Certificated Securities shall be registered in such names and in such denominations as DTC, pursuant to instructions from direct or indirect participants, shall direct and shall be delivered as directed by the persons in whose names such Certificated Securities are to be registered.

The Certificated Securities will be issued (i) only in fully registered form, (ii) without interest coupon, and (iii) in denominations of an amount equal to the authorized denomination or any integral multiple thereof. All Securities represented by Certificated Securities issued upon any such issuance in exchange for the Securities represented by the Global Securities shall be a valid obligation of the Republic, shall be entitled to the same benefits under this Agreement as the Global Securities and shall be so exchanged without charge to the Fiscal Agent, DTC or the transferee. On or after any such exchange, the Fiscal Agent shall direct all payments in respect of such Certificated Securities to the registered holders thereof, including when such exchange occurred after the record dates for any payment and prior to the date of such payment. Such payments will be made at the Corporate Trust Office of the Fiscal Agent in New York City or the Corporate London Office. Registered holders of any Certificated Securities may transfer such Certificated Securities by presenting and surrendering it at the office of any Transfer Agent in accordance with this Agreement.

The Republic expressly acknowledges that if Certificated Securities are not promptly issued to the owners of beneficial interests in Global Securities as described above, then an owner of a beneficial interest will be entitled to pursue any remedy under this Agreement, the Global Securities or applicable law with respect to the portion of the Global Securities representing that owner’s interest in the Global Securities as if Certificated Securities had been issued.

6.	REDEMPTION

Unless otherwise specified in the text of the Securities, the Securities are not redeemable at any time prior to maturity.

7.	PRESCRIPTION PERIOD

To the extent permitted by law, claims against the Republic for the payment of principal of (and premium, if any, on), or interest or other amounts due on the Securities will become void unless made with within five years from the Relevant Date (or such shorter period as may be prescribed by law).

8.	DUTIES, RESPONSIBILITIES AND RIGHTS OF THE AGENTS

The Agents accept their respective obligations set forth herein and in the Securities, upon the terms and conditions hereof, including the following, to all of which the Republic agrees and to all of which the rights and obligations of the Holders of the Securities are and shall be subject:

(a)	The Fiscal Agent shall be entitled to compensation to be agreed upon from time to time by the Fiscal Agent and the Republic in writing for all services rendered by it hereunder, and the Republic agrees (i) to pay such compensation and (ii) to reimburse the Fiscal Agent for its properly incurred out-of-pocket expenses (including properly incurred counsel fees) incurred in connection with the services rendered hereunder, promptly after receipt by the Republic of a statement in the form customarily provided by the Fiscal Agent, setting forth in reasonable detail the computation of the amounts of compensation and expenses. The Republic also agrees to indemnify the Fiscal Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Fiscal Agent, arising out of or in connection with its acting as such Fiscal Agent hereunder, as well as the costs and expenses of defending against any claim or liability in the premises. This indemnity shall survive the termination or expiration of this Agreement. The Agents shall not under any circumstances be liable for any consequential loss or consequential damage of any kind (including, but not limited to, loss of business, goodwill, opportunity or profit) of the Republic, any Holder or any other Person (or, in each case, any successor thereto), even if advised of it in advance and even if foreseeable. The Indemnity set out herein shall survive the termination or expiry of the Agreement and the resignation and/or removal of the Fiscal Agent.

(b)	The Fiscal Agent shall maintain, as agent of the Republic, at the Corporate Trust Office, a register in which, subject to such reasonable regulations as the Fiscal Agent may prescribe, the Republic shall provide for the registration of, and the registration of transfers of, and exchanges of, the Securities (the Security Register).

(c)	In acting hereunder and in connection with the Securities, the Agents are acting solely as agent of the Republic and does not assume any responsibility for the correctness of the recitals in this Agreement or in the Securities (except for the correctness of the statement in its certificate of authentication thereon) or any fiduciary duty, obligation or relationship of agency or trust for or with any of the owners or Holders of the Securities. All funds held by the relevant Agent for payment of principal of or interest on the Securities shall be held as a banker and are not subject to the UK FCA Client Money Rules and money held by the Agent need not be segregated by it from its other funds; provided, however, that such amounts remaining unclaimed at the end of two years shall (i) be identified in a notice provided, upon request, by the Fiscal Agent to the Republic and (ii) be repaid to the Republic upon the Republic’s written request at the end of two years after such principal shall have become due and payable or after such interest shall have become due and payable, as the case may be (whether at scheduled maturity of such Security or otherwise), and upon any such repayment, all liability of the Fiscal Agent or any Paying Agent with respect to such monies shall thereupon cease.

(d)	The Republic shall, not later than by 10:00 AM, New York time, on the day prior to the date of an interest payment or the day prior to the date of maturity of the Securities, transfer to an account specified by the Fiscal Agent an amount, in immediately available funds, sufficient for the full amount of the purpose of such payment in funds settled through such payment system as the Fiscal Agent may designate. If such amount shall not have been received by the Fiscal Agent, the Fiscal Agent shall give telephonic or telecopied notice of such fact to the Republic and the Paying Agent. The Republic shall, on or prior to the business day preceding the day on which such transfer is to be made, procure that the bank making such transfer shall confirm the details of such transfer to the Fiscal Agent. The Fiscal Agent shall not be bound (but shall be entitled) to make payment if it has not received the full amount of any payment made in accordance with Clause 4 above.

(e)	The Agents may consult as to legal matters with counsel satisfactory to it, and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or thing suffered by it hereunder in good faith and without negligence and in accordance with such opinion of counsel.

(f)	The Agents shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance in good faith and without negligence or willful misconduct upon any Security, instruction, notice, direction, consent, certificate, affidavit, statement, telex, cablegram, telecopy or other paper or document reasonably believed by it to be genuine and to have been signed or sent by the proper parties. The Agents shall be entitled, without liability, to not take any action if conflicting, unclear or equivocal instructions are received by it.

(g)	The Agents, and any of their respective officers, directors and employees may become the owner or Holder of, or acquire any interest in, any Securities, with the same rights that it or they would have if such Agent was not an Agent hereunder, and may engage or be interested in any financial or other transaction with the Republic or any agency thereof, and may act on behalf of, or as depositary, trustee or agent for, any Holders of the Securities or holders of other obligations of the Republic, the Republic or any agency thereof, or any committee or body of any thereof, as freely as if such Agent were not an Agent.

(h)	Instructions, consistent herewith, concerning the operation of the provisions of this Agreement and the duties to be carried out by the Fiscal Agent or any other Agent hereunder may from time to time be issued by the Republic, and the Fiscal Agent (or such relevant Agent) shall at all times comply with all such instructions as are for the time being in force.

(i)	Upon request, the Fiscal Agent shall furnish to the Republic such information by the Fiscal Agent (or such other Agent hereunder) as may be reasonably required by the Republic. The Republic may, upon request and reasonable notice during the normal business hours of the Fiscal Agent, inspect any Securities held by the Fiscal Agent, the Security Register, and any other books and records maintained by the Fiscal Agent hereunder.

(j)	If any Agent shall receive any notice or demand addressed to the Republic by any Holder of a Security, the Fiscal Agent shall promptly forward such notice or demand to the Republic.

(k)	The Agents shall not be under any liability for interest on any monies at any time received by them pursuant to any of the provisions of this Agreement or of the Securities, unless otherwise agreed upon in writing between the Republic and the Fiscal Agent.

(l)	The Fiscal Agent agrees that the Republic shall, upon delivery to the Fiscal Agent of any payment of principal, interest or other payment under the Securities, be relieved, pro tanto, of its obligation to make such payment to the Fiscal Agent which thereafter shall be responsible therefor; provided, however, that this paragraph relates only to the obligations of the Republic in relation to the Fiscal Agent and shall not relieve the Republic of any obligation to make such payment to the Holders of any Security.

(m)	At the expense of the Republic, the Fiscal Agent shall send notices provided to it by the Republic, in accordance to with the notice methods so provided for in Section 8(n), to Holders of the Securities at the times specified in writing by the Republic upon 5 days written notice to the Fiscal Agent and, at the request of and for the period specified by the Republic, and the Fiscal Agent shall provide such notice to each subsequent Holder of a Security at the time of registration of transfer of such Security if such notice is still pending during the period specified by the Republic.

(n)	Any notice to a Holder of a Security required hereunder or under any of the Securities to be given by the Fiscal Agent shall be sufficient if given in writing by first class mail (air mail in the case of Holders whose addresses appearing in the Security Register are in a country other than the United States of America), postage prepaid, to such Holder at his last address appearing in the Security Register; notwithstanding the foregoing, in the case of a Holder of a Global Security notice by the Fiscal Agent shall be sufficient once made to DTC as is customary in arrangements between the Fiscal Agent and DTC. Such notices shall be given at the expense of the Republic. In addition, so long as the Securities are listed on the London Stock Exchange and the rules of the London Stock Exchange so require, any notice to a Holder of a Security required hereunder or under any of the Securities to be given by the Fiscal Agent shall be posted on the website of the London Stock Exchange at www.londonstockexchange.com. While the notes are held through DTC, a notice will be deemed to have been given to holders if such notice is sent to DTC for publication to holders.

(o)	All Securities (i) surrendered to the Fiscal Agent for exchange or transfer or (ii) paid by the Fiscal Agent, as a Paying Agent, shall be cancelled and destroyed by the Fiscal Agent and, upon request, a certificate of destruction shall be forwarded by the Fiscal Agent to the Republic.

(p)	Whenever in the administration of this Agreement the Fiscal Agent shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or gross negligence on its part, rely upon a certificate signed by any authorized official of the Republic and delivered to the Fiscal Agent.

(q)	The duties and obligations of the Agents shall be determined solely by the express provisions of this Agreement, and the Agents shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants, duties or obligations shall be read into this Agreement against the Agents.

9.	RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR

The Republic agrees that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company, organized or licensed and doing business under the laws of the United States or the State of New York, is in good standing and has an established place of business in New York, United States, and is authorized under such laws to act as Fiscal Agent hereunder and, so long as the Securities are listed on the London Stock Exchange and the rules of the London Stock Exchange so require, the Republic will maintain a Paying Agent and Transfer Agent in London until the earlier of (i) the first date on which all the Securities are no longer outstanding and (ii) two years after the principal of all the Securities shall have become due and payable and monies for the payment in full of such principal of, and all accrued interest on, the Securities shall have been made available at the Corporate Trust Office of the Fiscal Agent.

The Fiscal Agent may resign at any time by giving written notice to the Republic of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 90 days after the date on which notice is given, unless the Republic shall agree to a shorter period); and the Republic may remove the Fiscal Agent at any time by giving notice to the Fiscal Agent specifying the date on which such removal shall become effective, but in each case only in accordance with the following provisions:

(a)	any resignation or removal of the Fiscal Agent shall be effective only upon appointment by the Republic of a qualified successor Principal Paying Agent and Principal Transfer Agent and the latter’s acceptance thereof;

(b)	if the Fiscal Agent shall resign, be removed or become incapable of acting as Paying Agent or Transfer Agent for any cause, the Republic shall promptly appoint a successor Paying Agent or Transfer Agent;

(c)	any successor Paying Agent or Transfer Agent appointed by the Republic shall be a bank or trust company legally qualified to act as such successor and having an established place of business in the Borough of Manhattan, The City and State of New York;

(d)	every successor Paying Agent or Transfer Agent appointed hereunder shall execute and deliver to the Republic and to the retiring Agent an instrument accepting such appointment, which shall set forth its agreement to be bound by the terms hereof, and thereupon the resignation or removal of the retiring Agent shall become effective and the successor, without further act or deed, shall become vested with all the rights, powers, trusts and duties of the retiring Agent. Such retiring Agent shall, at the direction of the Republic and upon payment of its compensation and expenses then unpaid, promptly deliver to its successor all sums held hereunder together with all records, unissued Security certificates and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent hereunder; and

(e)	the Republic shall give, or cause to be given, notice of each resignation and each removal of such Agent and each appointment of a successor Agent by mailing written notice of such event to the Holders of the Securities as their names and addresses appear in the Security Register.

(f)	In the event that a successor Paying Agent or Transfer Agent is not appointed within 90 days after notice of resignation or removal (as provided in this Clause 9), the Fiscal Agent may, on behalf of the Republic and subject to its approval, appoint a successor Paying or Transfer Agent, as the case may be, which Agent will be a bank or trust company legally qualified to act as such successor and having an established place of business in the Borough of Manhattan, The City and State of New York.

10.	MERGER, CONSOLIDATION AND SALE OF FISCAL AGENT

In the event of any merger, consolidation or conversion of the Fiscal Agent into another corporation or the sale of all or substantially all the Fiscal Agent’s corporate trust business, the corporation resulting from such merger, consolidation or conversion, or the transferee in the case of any such sale, shall be the Fiscal Agent hereunder without further act or deed; provided, however, that such corporation shall be otherwise qualified and eligible hereunder.

11.	MODIFICATIONS AND AMENDMENTS

(a)	Modifications Not Requiring the Consent of Holders

The Republic and the Fiscal Agent, may without the consent of any holder of the Securities, agree to a Modification (as such term is defined below) of the Securities of such Series or to this Agreement as it relates to that Series for the purpose of: (A) adding to the covenants of the Republic, which the Republic determines is for the benefit of the holders of the Securities of such Series, (B) surrendering any right or power conferred upon the Republic with respect to Securities of such Series, (C) securing the Securities of such Series pursuant to the requirements of the Securities of such series or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision in the Securities of that Series or (E) amending the Securities of such Series or this Agreement in any manner which the Republic may determine and which in the reasonable opinion of the Republic will not adversely affect the interests of the holders of Securities of such series in any material respect (each such modification, a Technical Modification). Any such Technical Modifications shall be binding on all holders of the Securities of such Series, and unless the Fiscal Agent otherwise requires, the Republic shall provide notice of any such Technical Modification to the Fiscal Agent for onward distribution to such holders of the Securities as soon as practicable thereafter.

(b)	Single Series (Non-Reserve Matter) Modifications

Modifications proposed by the Republic to the terms and conditions of the Securities of a single Series, or to this Agreement insofar as they affect the Securities of a single Series, that are not Reserve Matter Modifications (as defined below) or Technical Modifications, may be approved by holders of the Securities of such Series (by vote at a meeting of the holders of Securities or by a written consent of such holders of Securities), and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote (if approved at a meeting of the holders of the Securities of such Series) or consent (if approved by a written action) of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of that Series.

(c)	Reserve Matter Modifications and Methods

Reserve Matter Modifications proposed by the Republic may be approved by holders of Securities (by vote at a meeting of the holders of Securities or by a written consent of such holders) in one of three ways (each, a Modification Method):

(i)	by the holders of each Series subject to the proposed Modification (a Single Series Reserve Matter Modification),

(ii)	for proposed Cross-Series Modifications (as defined below) that are Uniformly Applicable (as defined below), by the holders of two or more Series of Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met (a Cross-Series Modification with Single Aggregated Voting), and

(iii)	for proposed Cross-Series Modifications that are not Uniformly Applicable, by the holders of two or more Series of Securities whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately for each Series of Securities covered by that proposed Cross-Series Modification, must meet a separate approval threshold (a Cross-Series Modification with Two Tier Voting).

The Republic shall have the discretion to select a Modification Method for a proposed Reserve Matter Modification and to designate which Series of Securities will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once the Republic selects a Modification Method and designates the Series of Securities that will be subject to a proposed Cross-Series Modification, those elections will be final for purposes of that vote or consent solicitation.

The Republic may simultaneously propose two or more Cross-Series Modifications, each affecting different Series of Securities, or one or more Cross-Series Modifications together with one or more Single Series Modifications.

(d)	Single Series Reserve Matter Modifications

Any Modification constituting or including a Reserve Matter Modification to the terms and conditions of the Securities of a single Series, or to this Agreement insofar as it affects the Securities of a single Series, may be made, and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of that Series.

(e)	Cross-Series Modifications with Single Aggregated Voting

Any Cross-Series Modification constituting or including a Reserve Matter Modification that is Uniformly Applicable to the terms and conditions of the Securities of two or more Series of Securities, or to this Agreement insofar as it affects the Securities of two or more Series of Securities, may be made, and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Series of Securities affected by the proposed Modification (taken in the aggregate).

(f)	Cross-Series Modifications with Two-Tier Voting

Any Cross-Series Modification constituting or including a Reserve Matter Modification to the terms and conditions of the Securities of two or more Series of Securities, may be made, and future compliance therewith may be waived, with the written consent of the Republic and:

(i)	the affirmative vote or consent of holders of more than 66 2?3% of the aggregate principal amount of the Outstanding Securities of all the Series of Securities affected by that proposed Modification (taken in the aggregate), and

(ii)	the affirmative vote or consent of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of each Series affected by that proposed Modification (taken individually).

It is understood that a Cross-Series Modification constituting or including a Reserve Matter Modification to the terms and conditions of the affected Securities that is not Uniformly Applicable must be effected pursuant to this paragraph (f); such a Cross-Series Modification that is Uniformly Applicable may be effected pursuant to paragraph (e) or (f), at the Republic’s option.

(g)	Before soliciting the consent or the vote of any holder of Securities for a Reserve Matter Modification, the Republic shall provide to the Fiscal Agent (for onward distribution to the holders of the Securities that would be affected by that proposed Modification, such holders to be identified to the Fiscal Agent by the Republic) the following information:

(i)	a description of the Republic’s economic and financial circumstances which are, in the Republic’s opinion, relevant to the request for the proposed Modification, a description of the Republic’s existing debts and a description of any broad policy reform program and provisional macroeconomic outlook;

(ii)	if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

(iii)	a description of the Republic’s proposed treatment of external debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and

(iv)	if the Republic is then seeking a Reserve Matter Modification affecting any other Series of Securities, a description of that proposed Modification.

(h)	Calculation Agent; Claims Valuation

For the purpose either of administering a vote of holders of Securities or seeking the written consent of holders of Securities under this Clause 11, including for calculating the principal amount of the Securities of any Series eligible to participate in such a vote or consent solicitation and for calculating the principal amount of Securities of any Series that have given consent with respect to a Modification, the Republic may appoint a calculation agent (the Calculation Agent).

At the direction of the Republic, the Fiscal Agent shall notify the holders of all Securities eligible to participate in such a vote or consent solicitation of the methodology, as determined by the Calculation Agent, by which the principal amount of each Series of Securities eligible to participate in that vote or consent solicitation will be calculated. This notification shall be given in writing not less than five (5) days prior to the meeting of holders of Securities at which such vote shall occur or, in the case of a consent solicitation for written consent, at the time such solicitation is made. The Calculation Agent shall provide the Fiscal Agent with the methodology at least five (5) Business Days before the Fiscal Agent is required to provide the notification thereof.

(i)	Binding Effect, Notices, Notations, etc

Any Modification consented to or approved by the holders of Securities pursuant to these Modification provisions will be conclusive and binding on all holders of the relevant Series of Securities or all holders of all Series of Securities affected by a Cross-Series Modification, as the case may be, whether or not they have given such consent, and on all future holders of those Securities whether or not notation of such Modification is made upon the Securities. Any instrument given by or on behalf of any holder of a Security in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent holders of that Security. For so long as any series of debt securities issued under (i) the agency agreement dated 10 July 2013 between, amongst others, the Republic and Deutsche Bank AG, London Branch, as fiscal agent relating to the U.S.$500,000,000 5.125% Notes due 2018 and the agency agreement dated 10 July 2013 between, amongst others, the Republic and Deutsche Bank AG, London Branch, as fiscal agent relating to the U.S.$500,000,000 6.375% Notes due 2023 (together, such agreements the 2013 Agency Agreements and, such securities, the 2013 debt securities), (ii) any series of debt securities issued under the agency agreement dated 26 January 2011 between, amongst others, the Republic and Deutsche Bank AG, London Branch, as fiscal agent relating to the U.S.$500,000,000 6.750% Notes due 2021 (the 2011 Agency Agreement and, such securities, the 2011 debt securities) or (iii) any series of debt securities issued under the agency agreement dated 6 February 2017 between, amongst others, the Republic and Citibank, N.A., London Branch, as fiscal agent relating to the U.S.$1,500,000,000 Global Medium Term Note Programme (as may be amended, the 2017 Agency Agreement and, such securities, the 2017 debt securities) are outstanding, if the Republic certifies to the Fiscal Agent and to the relevant fiscal agent under the 2013 Agency Agreements that a Cross-Series Modification is being sought simultaneously with a 2013 Agency Agreement reserve matter modification and/or a 2011 Agency Agreement reserve matter modification and/or a 2017 Agency Agreement reserve matter modification, the 2011 debt securities and/or the 2013 debt securities and/or the 2017 debt securities affected by such reserve matter modification shall be treated as Series of Securities affected by that proposed Modification as that phrase is used in this Agreement; provided, that if the Republic seeks a Cross-Series Modification with Single Aggregated Voting, in determining whether such modification will be considered Uniformly Applicable, the holders of any series of 2011 debt securities affected by the 2011 Agency Agreement reserve matter modification and/or 2013 debt securities affected by the 2013 Agency Agreement reserve matter modification and/or the holders of any series of 2017 debt securities affected by the 2017 Agency Agreement reserve matter modification shall be deemed holders of Outstanding Series of Securities affected by the proposed Modification, for the purpose of the Uniformly Applicable definition. It is the intention that in such circumstances, the votes of the holders of the affected 2011 debt securities and/or the 2013 debt securities and/or the 2017 debt securities be counted for purposes of the voting thresholds specified in this Agreement for the applicable Cross-Series Modification as though those debt securities had been affected by that Cross-Series Modification although the effectiveness of any modification, as it relates to the relevant debt securities, shall be governed exclusively by the terms and conditions of those debt securities and by the relevant agency agreement; provided, however, that no such modification as to the Securities will be effective unless such modification shall have also been adopted by the holders of the 2011 debt securities, the 2013 debt securities or the 2017 debt securities pursuant to the amendment and modification provisions of such debt securities.

2011 Agency Agreement reserve matter modification means any modification to a Reserve Matter affecting the terms and conditions of one or more series of the 2011 debt securities, pursuant to the 2011 Agency Agreement.

2013 Agency Agreement reserve matter modification means any modification to a Reserve Matter affecting the terms and conditions of one or more series of the 2013 debt securities, pursuant to the 2013 Agency Agreements.

2017 Agency Agreement reserve matter modification means any modification to a Reserve Matter affecting the terms and conditions of one or more series of the 2017 debt securities, pursuant to the 2017 Agency Agreement.

(j)	Defined Terms

Cross-Series Modification means a Modification constituting a Reserve Matter affecting two or more Series of Securities.

Modification means any modification, amendment, supplement or waiver affecting one or more Series of Securities, including those effected by way of exchange or conversion.

Outstanding means, for purposes of this Agreement and the Securities, any Security authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be Outstanding, except: (A) Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation and not reissued by the Fiscal Agent, (B) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been paid or duly provided for, (C) Securities of a Series in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement, and (D) Securities owned, directly or indirectly, by the Republic or any Public Sector Instrumentality thereof shall be disregarded and deemed not to be Outstanding, except that Securities of a series held by the Republic or any Public Sector Instrumentality or any corporation, trust or other legal entity controlled by the Republic or by a Public Sector Instrumentality that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Republic or a Public Sector Instrumentality; provided, however, in determining whether the holders of the requisite principal amount of Outstanding Securities of a series are present at a meeting of holders of Securities of such series or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, (i) the principal amount of a Security which by its terms provides for an amount other than the stated face amount to be due and payable upon a declaration of acceleration of the maturity thereof or at the stated maturity (a Variable Principal Security) that shall be deemed to be Outstanding shall be either (x) the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof or (y) such other amount not in excess of the stated face amount, as may be specified in such Security, and (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent determined on the date of original issuance of such Security, of the principal amount (or, in the case of a Variable Principal Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined on the dated provided in (i) above) of such Security, and (iii) Securities owned, directly or indirectly, by the Republic or Public Sector Instrumentalities thereof shall be disregarded and deemed not to be Outstanding.

Public Sector Instrumentality means any department, ministry or agency of Nigeria or any corporation, trust, financial institution or other entity owned or controlled by Nigeria, any political subdivision of Nigeria or any of the foregoing, and control means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

Reserve Matter means any Modification to the terms and conditions of any Series of Securities, or to this Agreement insofar as it affects the Securities of such Series, that would:

(i)	change the due date for the payment of the principal of (or premium, if any) or any installment of interest of the Securities of such Series;

(ii)	reduce the principal amount of the Securities of such Series, the portion of such principal amount that is payable upon acceleration of the maturity of the Securities of such Series, the interest rate thereon or the premium payable upon redemption thereof;

(iii)	change the Republic’s obligation to make payments on the Securities of such Series;

(iv)	change the coin or currency in which payment with respect to interest, premium or principal in respect of Securities of such Series is payable or the place or places in which any such payment is required to be made;

(v)	shorten the period during which the Republic is not permitted to redeem the Securities of such Series, or permit the Republic to redeem the Securities of such Series, if prior to such action, the Republic is not permitted to do so;

(vi)	reduce the proportion of the principal amount of the Securities of such Series, the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given;

(vii)	change the Modification and Amendments provision of the Securities of such Series;

(viii)	change the obligation of the Republic to pay additional amounts, if any, pursuant to the Securities of such Series;

(ix)	change the governing law provisions of the Securities of such Series;

(x)	change the Republic’s appointment of an agent for the service of process, the Republic’s agreement not to raise certain defenses with respect to its sovereign immunity or the Republic’s agreement to submit to jurisdiction in respect of disputes relating to or arising under this Agreement or the Securities of such Series, each as set forth in Clause 16 hereof and in the Securities of such Series;

(xi)	except as contemplated in clause (C) of the definition of Technical Modifications, change the ranking of the Securities of such Series as set forth in the terms of the Securities of such Series;

(xii)	exchange or substitute all or any portion of the Securities of such Series for, or convert the Securities of such Series into, other obligations or securities of the Republic or any other person;

(xiii)	change the definition of “Uniformly Applicable”, “Reserve Matter”, “Reserve Matter Modification” or “Outstanding”;

(xiv)	change the method used to calculate any amount payable on the Securities of such Series (other than in accordance with the express terms of the Securities of such Series and in this Agreement); or

(xv)	change the identity of the obligor under the Securities of such Series.

Reserve Matter Modification is any Modification to a Reserve Matter.

Uniformly Applicable, in the context of a proposed Cross-Series Modification, means a Modification by which holders of Securities of all series affected by that Modification are invited to exchange, convert or substitute their Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a Modification will not be considered to be Uniformly Applicable if each exchanging, converting or substituting holder of Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Securities of any Series affected by that Modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Securities of any Series affected by that Modification electing the same option under such menu of instruments).

12.	MEETINGS

(a)	A meeting of holders of the Securities of a Series may be called by the Republic, as set forth below, at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, Modification, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of the Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as herein provided. The Republic may at any time call a meeting of holders of the Securities of a Series for any such purpose to be held at such time and at such place as the Republic shall determine. In case at any time the holders of at least 10% of the aggregate principal amount of the Outstanding Securities of a Series shall have requested the Republic or the Fiscal Agent (with a copy to the Republic) to call a meeting of the holders of the Securities of such Series, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall agree the time and place of the meeting with the Republic promptly. Notice of every meeting of holders of the Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting (including, if applicable, if the meeting is to consider a proposal for a Cross-Series Modification, an indication of (A) which Series of Securities will be aggregated for purposes of voting on that proposal and (B) the Modification Method chosen by the Republic for the vote on that proposal and the identity of the Calculation Agent, if any), shall be given as provided in the terms of the Securities of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting.

(b)	To be entitled to vote at any meeting of holders of the Securities of a Series, a person shall be a holder of Outstanding Securities of such Series or, in the case of registered Securities of such Series, a person duly appointed by an instrument in writing as proxy for such a holder. The Republic may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the proof of the holding of bearer Securities of such Series and of the appointment of proxies in respect of holders of registered Securities of such Series, the record date for determining the registered owners of registered Securities of such Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 30 nor more than 90 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meetings as it shall deem appropriate.

13.	BINDING NATURE OF AMENDMENTS, NOTICE, NOTATIONS, ETC

Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any modification or amendment of, or supplement to, the terms of the Securities of such Series or this Agreement or any request, demand, authorization, direction, notice, consent, waiver or other action with respect to this Agreement or the Securities of such Series will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action given or made with respect to the Securities of a Series will be conclusive and binding on all holders of the Securities of such Series, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of any Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities of such Series affected thereby, in all cases as provided in the Securities of such Series.

Securities of any Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Republic as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities of such Series modified to conform, in the opinion of the Republic, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Republic, authenticated by the Fiscal Agent (or any relevant Agent appointed pursuant to Clause 2 hereof) and delivered in exchange for Outstanding Securities of such Series.

It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

The Republic shall not modify, amend or supplement the terms of the Securities of any Series or this Agreement unless there shall have been delivered to the Fiscal Agent (i) a certificate of an authorized official of the Debt Management Office, or successor, or such other official of the Republic as may be set forth in a power of attorney executed by an authorized official of the Debt Management Office or his successor and (ii) a written opinion or opinions of counsel (who may be counsel to the Republic), each stating that a modification, amendment or supplement is authorized or permitted by the Securities of such Series or this Agreement.

14.	GOVERNING LAW

THIS AGREEMENT AND THE SECURITIES (UNLESS OTHERWISE SPECIFIED IN THE AUTHORIZATION OF THE APPLICABLE SERIES) SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED, THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT AND THE SECURITIES BY THE REPUBLIC SHALL BE GOVERNED BY THE LAWS OF THE FEDERAL REPUBLIC OF NIGERIA; PROVIDED, FURTHER, THAT SECTIONS 11 AND 12 (AND THE CORRESPONDING TERMS OF THE SECURITIES) SHALL IN ALL CASES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

15.	STAMP DUTIES

The Republic will pay all stamp or other similar duties, if any, imposed by the Republic, the United States of America, the State of New York or any political subdivision of the Republic or the State of New York, to which this Agreement (or the execution and delivery hereof) or the original issuance of the Securities shall be or become subject.

16.	SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY

(a)	With respect to any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (the Related Proceedings), the Republic irrevocably submits to the jurisdiction of (i) the state and federal courts located in the Borough of Manhattan in the City of New York, New York, (ii) the English courts and (iii) the Nigerian courts (collectively, the Specified Courts). The state and federal courts located in the Borough of Manhattan in the City of New York, New York and the English courts and the Nigerian courts shall be the exclusive forum for any Related Proceeding (except for proceedings instituted to enforce a judgment issued in a Related Proceeding (a Related Judgment), as to which the choice of forum is non-exclusive). The Republic irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts, and irrevocably and unconditionally waive and agrees not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

With respect to any Related Proceeding, the Republic irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, the Republic waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended and the State Immunity Act of 1978 of the United Kingdom.

To the extent that the Republic has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to or after judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably agrees not to claim and will irrevocably waive such immunity in respect of any Related Proceeding and with respect to proceedings instituted to enforce a Related Judgment, and without limiting the generality of the foregoing, the Republic hereby agrees that such waivers shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976, as amended, of the United States and the State Immunity Act of 1978 of the United Kingdom and are intended to be irrevocable for purposes of either Acts.

The Republic does not hereby waive such immunity from execution or attachment in respect of (a) property, including any bank account, used by a diplomatic or consular mission of the Republic or its special missions or delegations to international organizations, (b) property of a military character and under the control of a military authority or defense agency of the Republic or (c) property located in the Federal Republic of Nigeria and dedicated to a public or governmental use by the Republic (as distinct from property which is for the time being in use or intended for use for commercial purposes within the meaning of the United States Sovereign Immunities Act of 1976 and State Immunity Act 1978 of the United Kingdom).

Notwithstanding anything else in this Section 16 to the contrary, neither such appointment nor such submission to jurisdiction or such waiver of sovereign immunity shall be interpreted to include actions brought under the United States federal securities laws or any state securities laws.

(b)	Each of the Agents irrevocably submits to the jurisdiction of the state and federal courts located in the Borough of Manhattan in the City of New York, New York and the English courts and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the state and federal courts located in the Borough of Manhattan in the City of New York, New York and the English courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

17.	AGENT FOR SERVICE OF PROCESS

The Republic agrees that so long as any of the Securities remain outstanding or this Agreement shall be in effect it hereby appoints (i) the Consul General of the Federal Republic of Nigeria in the City of New York, with an office on the date hereof at 828 2nd Ave, New York, New York 10017, United States, (ii) The High Commissioner of the Federal Republic of Nigeria to the United Kingdom, Nigeria High Commission, 9 Northumberland Avenue, London WC2N 5BX and (iii) The Debt Management Office, with an office on the date hereof at the Nigeria Deposit Insurance Corporation Building, Plot 447/448 Constitution Avenue, Central Business District, PMB 532, Garki – Abuja, Nigeria (collectively, the Process Agent), and represents and warrants that each such person has agreed to act as the Republic’s Process Agent upon whom process may be served in any action arising out of or based on the Securities or coupons or this Agreement which may be instituted in any Specified Court as the case may be. Service of any process, summons, notice or document by mail to the applicable party’s address set forth below shall be effective service of process for any suit, action or other proceeding brought in any such court. The Republic agrees that such appointments shall be irrevocable until the irrevocable appointment by the Republic of a successor as its authorized agents for such purpose and the acceptance of such appointment by such successor. The Republic further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If such person shall cease to act as a Process Agent, the Republic shall appoint without delay another such agent and provide prompt written notice to the Fiscal Agent of such appointment, of the location of such successor Process Agent and of any change in the location of any Process Agent. With respect to any such action in any Specified Court, service of process upon such person, as the applicable Process Agent of the Republic for service of process, and written notice of such service to the Republic shall be deemed, in every respect, effective service of process upon the Republic.

18.	NOTICES

Any notices pursuant to, or communications with respect to, this Agreement or the Securities shall be sufficient if given in writing (by registered air mail, postage prepaid, return receipt requested) or by telegram, telex or facsimile transmission (in each case confirmed in writing, by registered air mail, postage prepaid, return receipt requested, provided, however, that the failure to give such confirmation shall not affect the effectiveness of such notice).

Republic	Address:	The Debt Management Office
NDIC Building, Plot 447/448 Constitution Avenue
Central Business District, PMB 532
Garki – Abuja
Nigeria
	Attention:	The Director General
	Telephone No:	+234-8110000881-3

Fiscal Agent	Address:	Citibank N.A., New York Branch 388 Greenwich Street 14th Floor New York, NY 10013 United States

With a copy to:

	Address:	Citibank, N.A. London Branch Canada Square Canary Wharf London E14 5LB United Kingdom

	Attention:	Agency and Trust
	Fax No:	+44 (0) 207 508 5857/5877

London Paying Agent and London Transfer Agent	Address:	Citibank, N.A. London Branch Canada Square Canary Wharf London E14 5LB United Kingdom

	Attention:	Agency and Trust
	Fax No:	+44 (0) 207 508 5857/5877

or to any other address or number of which either of the parties shall have notified the other in writing in accordance with this provision.

The Republic will mail any notices to the holders of the Securities at the addresses appearing in the register maintained by the Fiscal Agent. The Republic will consider a notice to be given at the time it is mailed. So long as the Securities are listed on the London Stock Exchange and the rules of the exchange so require, the Republic will also publish notices on the website of the London Stock Exchange at http://www.londonstockexchange.com.

Notwithstanding the above paragraph, while the Securities are in global form, notices will be sent to DTC, or its nominee, as the holder thereof, and DTC will communicate these notices to DTC participants in accordance with its standard procedures.

The Republic will cause notice of any resignation, termination or appointment of the Fiscal Agent or the London Agent and of any change in the office through which such agent will act to be given as provided under this Clause 18.

19.	SURVIVAL

The Fiscal Agent’s rights to compensation, reimbursement and indemnification shall survive the termination of this Agreement and any other agreement affecting the right or duties of the Fiscal Agent or the resignation or removal of the Fiscal Agent.

20.	ENTIRE AGREEMENT

This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, oral or written, between the parties hereto with respect to the subject matter hereof.

21.	COUNTERPARTS

This Agreement may be executed in separate counterparts, and by each party separately on a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterpart shall together constitute but one and the same instrument.

22.	TAX DISCLOSURE

Notwithstanding anything herein to the contrary, each party hereto and the Holders of the Securities (and each employee, representative or other agent of such party or such Holder) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the Holders relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

(a)	Mutual Undertaking Regarding Information Reporting and Collection Obligations

Each party shall, within ten business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or any Holders as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Clause 22 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For purposes of this Clause 22, “Applicable Law” shall be deemed to include (i) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any party that is customarily entered into by institutions of a similar nature.

(b)	Notice of Possible Withholding Under FATCA

The Republic shall notify each Agent in the event that it determines that any payment to be made by an Agent under any Securities is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Republic’s obligation under this Clause 22 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Republic, such Securities, or both.

(c)	Agent Right to Withhold

Notwithstanding any other provision of this Agreement, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under any Securities for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Republic the amount so deducted or withheld, in which case, the Republic shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 22.

(d)	The Republic’s Right to Redirect

In the event that the Republic determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Securities, then the Republic will be entitled to redirect or reorganise any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that, any such redirected or reorganised payment is made through a recognised institution of international standing and otherwise made in accordance with this Agreement. The Republic will promptly notify the Agents of any such redirection or reorganisation. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 22.

(e)	Defined Terms

Applicable Law means any law or regulation.

Authority means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

Code means the U.S. Internal Revenue Code of 1986, as amended.

FATCA Withholding means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

Tax means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

23.	FISCAL AGENT COMPLIANCE WITH LAW, DIRECTIVE OR REGULATION

Notwithstanding anything else herein contained, the Agents may refrain without liability from doing anything that would or might in its opinion, , be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it and England and Wales) or any directive or regulation of any agency of any such state or jurisdiction applicable the subject matter herein and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

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EXHIBIT A

FORM OF REGISTERED GLOBAL SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (DTC), TO THE FEDERAL REPUBLIC OF NIGERIA OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

US$300,000,000

THE FEDERAL REPUBLIC OF NIGERIA

5.625% Diaspora Bonds due 2022

ISIN No. US65412AEK43

CUSIP No. 65412A EK4

The Federal Republic of Nigeria (herein called the Issuer or Nigeria), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum set forth on the face hereof on June 27, 2022, and to pay interest thereon from June 27, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrear on June 27 and December 27 in each year (each, an Interest Payment Date), commencing December 27, 2017, at the rate of 5.625% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the registered holder) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the date (a Regular Record Date), being one business day before the Interest Payment Date, in the register held by the Fiscal Agent. Interest will be calculated on a 360 day year, consisting of twelve 30 day months. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by Nigeria, notice whereof shall be given to registered holders of Securities of this series not less than ten days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.

Principal of (and premium, if any, on) this Security shall be payable against surrender hereof at the corporate trust office of the Fiscal Agent hereinafter referred to and at the offices of such other Paying Agents as Nigeria shall have appointed pursuant to the Fiscal Agency Agreement. Payments of any interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register or, in the case of payments of principal (and premium, if any) to such other address as the registered holder may specify upon such surrender; provided, however, that any payments shall be made, in the case of a registered holder of at least US$1,000,000 aggregate principal amount of Securities of such Series, by transfer for value on the date for such payment to an account denominated in U.S. dollars maintained by the payee with a bank, if such registered holder so elects by giving notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of (and premium, if any, on) and interest on this Security have been made available for payment and either paid or returned to Nigeria as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York and elsewhere, as Nigeria may determine, for the payment of the principal of (and premium, if any, on) and interest on the Securities as herein provided. The Issuer further covenants that in the event of the issuance of Securities in definitive form(the Definitive Securities) and for as long as the Securities are listed on the London Stock Exchange and the rules of the London Stock Exchange so require, it will at all times maintain a listing agent, transfer agent and paying agent in London.

The Securities are issued pursuant to a fiscal agency agreement, dated as of June 27, 2017 (the Fiscal Agency Agreement), between, among others, Nigeria and Citibank N.A., New York Branch (the Fiscal Agent).

Unless the certificate of authentication hereon has been executed by the Fiscal Agent or an affiliate of the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Nigeria has caused this instrument to be duly executed.

Dated:

THE FEDERAL REPUBLIC OF NIGERIA

By:
By:	Abraham Nwankwo
Title:	Director-General The Debt Management Office

This is one of the Securities of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK N.A., NEW YORK BRANCH

as Fiscal Agent

By:
Authorized Signatory

FORM OF REVERSE OF REGISTERED GLOBAL SECURITY

This Security is one of a duly authorized issue of securities of Nigeria consisting of US$300,000,000 principal amount of 5.625% Diaspora Bonds due 2022 (herein called the Securities), issued and to be issued in one or more series in accordance with a fiscal agency agreement, dated as of June 27, 2017 (herein called the Fiscal Agency Agreement), between, among others, Nigeria and Citibank N.A., New York Branch as fiscal agent, registrar, principle paying agent and transfer agent (the Fiscal Agent, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent located at 388 Greenwich Street, 14th Floor, New York, New York 10013, USA (the Corporate Trust Office). This Security is one of the series designated on the face hereof, limited initially to the aggregate principal amount of US$300,000,000.

Nigeria hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same and valid obligation of Nigeria in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Federal Republic of Nigeria.

INTERPRETATION

Unless otherwise defined herein, capitalized terms used in these conditions shall have the meanings given to them in the Fiscal Agency Agreement or in these conditions.

STATUS

The Bonds constitute and will constitute direct, general, unconditional, unsecured and unsubordinated External Indebtedness of the Issuer for which the full faith and credit of the Issuer is pledged. The Bonds rank and will rank without any preference among themselves and equally with all other unsubordinated External Indebtedness of the Issuer. It is understood that this provision shall not be construed so as to require the Issuer to make payments under the Bonds ratably with payments being made under any other External Indebtedness.

“External Indebtedness” means Indebtedness expressed or denominated or payable or which, at the option of the relevant creditor may be payable, in any currency other than the lawful currency from time to time of the Federal Republic of Nigeria.

“Indebtedness” means any obligation (whether present or future) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

FORM, DENOMINATION AND REGISTRATION

The Bonds will be issued in the form of one or more fully registered global bonds (the “Global Bonds”) registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of DTC, including the Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream, Luxembourg” and, collectively, the “Clearing Systems”). The Clearing Systems will be responsible for establishing and maintaining book-entry accounts for their participants having interests in the Bonds. Beneficial owners of Bonds will not, except in limited circumstances described herein, be entitled to receive Bonds represented by physical certificates or to have Bonds registered in their names, will not be considered holders thereof under the Fiscal Agency Agreement and cannot assert any right of a holder of the Bonds. See “Definitive Bonds” below. Subject to applicable law and the terms of the Fiscal Agency Agreement, the Issuer and the Fiscal Agent shall deem and treat registered holders of the Bonds as the absolute owners thereof for all purposes whatsoever notwithstanding any notice to the contrary; and all payments to, or on the order of, the registered holders shall be valid and shall discharge the liability of the Issuer and the Fiscal Agent on the Bonds to the extent of the sum or sums so paid.

The Bonds are issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof, each an “Authorized Denomination”.

The Fiscal Agent (i) will be responsible for maintaining a record of the aggregate holdings of Bonds, (ii) will be responsible for ensuring that payments of principal and interest in respect of the Bonds received by the Fiscal Agent from the Issuer are duly credited to DTC; and (iii) shall transmit to the Issuer any notices from beneficial owners of Bonds that it receives. The Fiscal Agent will not impose any fees in respect of the Bonds, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Bonds. However, beneficial owners of Bonds may incur fees payable in respect of the maintenance and operation of the book-entry accounts in which such Bonds are held with the Clearing Systems. The Issuer will not be responsible or liable for any aspect of the relationship between the Clearing Systems and their participants or for any aspects of the relationship between participants and beneficial owners of the Global Bonds.

INTEREST

The Bonds will bear interest from and including June 27, 2017 to but excluding the Maturity Date (as defined in “Redemption at Maturity”) at the rate of 5.625% per annum (the “Rate of Interest”), payable semi-annually in arrear on June 27 and December 27 in each year (each an “Interest Payment Date”).

Each Bond will cease to bear interest from and including its due date for redemption unless, upon due presentation, payment of the principal in respect of the Bond is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event, interest will continue to accrue until whichever is the earlier of (i) the date on which all amounts due in respect of such Bond have been paid; and (ii) seven days after the date on which the full amount of the moneys payable in respect of such Bonds has been received by the Fiscal Agent and notice to that effect has been given to the Bondholders in accordance with the “Notices” condition (except to the extent that there is any subsequent default in payment).

The amount of interest payable on each Interest Payment Date shall be $56.25 in respect of each Bond of $2,000 denomination and, where Bonds are issued in Authorized Denominations in excess thereof, $28.13 in respect of each Calculation Amount (as defined below). If interest is required to be paid in respect of a Bond on any other date, it shall be calculated by applying the Rate of Interest to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest cent (half a cent being rounded upwards) and multiplying such rounded figure by a fraction equal to the Authorized Denomination of such Bond divided by the Calculation Amount, where “Calculation Amount” means $1,000 and “Day Count Fraction” means, in respect of any period, the number of days in the relevant period calculated on the basis of a year of 360 days, consisting of twelve 30-day months.

PAYMENTS

Payment of principal, interest and any additional amounts are payable in U.S. Dollars to the person registered at the close of business on the date (the “record date”), being one business day before the due date for the payment of interest, in the register held by the Fiscal Agent. With respect to Bonds held by Cede & Co. for DTC participants, including Euroclear and Clearstream, Luxembourg, payment will be made to beneficial owners in accordance with customary procedures established from time to time by DTC, Euroclear and Clearstream, Luxembourg. The Fiscal Agent will act as the Issuer’s principal paying agent for the Bonds pursuant to the Fiscal Agency Agreement.

If any date for payment in respect of any Bond is not a Business Day in the applicable place of payment, the holder thereof shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment. “Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business in London, New York City and, in the case of presentation of a Definitive Bond, in the place in which the Definitive Bond is presented.

Payments in respect of principal and interest on Bonds are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of “Taxation” below.

If the amount of principal or interest which is due on the Bonds is not paid in full, the Fiscal Agent will annotate the Register with a record of the amount of principal or interest in fact paid. Amounts not claimed within two years of the Relevant Date (as defined in “Taxation” below) will be repaid to the Issuer and upon repayment any liability of the Fiscal Agent and any Agent (as defined below) shall cease.

REDEMPTION AND PURCHASE

Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Bonds at their principal amount on June 27, 2022 (the “Maturity Date”).

The Issuer may at any time purchase Bonds in the open market or otherwise and at any price. Any Bonds so purchased may be held, resold or surrendered for cancellation. Any Bonds so purchased, while held by or on behalf of the Issuer shall not entitle the holder to vote at any meeting of Bondholders and shall not be deemed to be Outstanding for the purposes of such meetings. Any Bonds so cancelled will not be reissued.

DEFINITIVE BONDS

The Issuer will issue or cause to be issued Bonds represented by fully registered physical certificates (“Definitive Bonds”) upon registration of transfer of, or in exchange for, Bonds represented by the Global Bonds (i) if DTC notifies the Issuer that it is unwilling or unable to continue as depository in connection with the Global Bonds or ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, at a time when it is required to be so registered and a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; (ii) the Issuer, in its sole discretion, instructs the Fiscal Agent in writing that a Global Security shall be so transferable and exchangeable; or (iii) upon request by DTC to the Fiscal Agent, acting on direct or indirect instructions of any beneficial owner of an interest in a Global Bonds, after an event of default entitling the holder to accelerate the stated maturity of the Global Bonds has occurred and is continuing, or, if DTC does not promptly make that request, then any beneficial owner of an interest in such Global Bond shall be entitled to make such request with respect to such interest. The Issuer shall bear the costs and expenses of printing or preparing any Definitive Bonds.

The Fiscal Agent shall have at least 30 days from the date of its receipt of Definitive Bonds and registration information to authenticate and deliver such Definitive Bonds. Such Definitive Bonds shall be registered in such names and in such denominations as DTC, pursuant to instructions from direct or indirect participants, shall direct and shall be delivered as directed by the persons in whose names such Definitive Bonds are to be registered.

The Definitive Bonds will be issued (i) only in fully registered form, (ii) without interest coupon, and (iii) in the Authorized Denomination and integral multiples thereof. All Bonds represented by Definitive Bonds issued upon any such issuance in exchange for the Bonds represented by the Global Bonds shall be a valid obligation of the Issuer, shall be entitled to the same benefits under this Agreement as the Global Bonds and shall be so exchanged without charge to the Fiscal Agent, DTC or the transferee. On or after any such exchange, the Fiscal Agent shall direct all payments in respect of such Definitive Bonds to the registered holders thereof, including when such exchange occurred after the record dates for any payment and prior to the date of such payment. Such payments will be made at the global trust services office of the Fiscal Agent in New York City or the London Paying Agent in London. Registered holders of any Definitive Bonds may transfer such Definitive Bonds by presenting and surrendering it at the office of any transfer agent in accordance with the Fiscal Agency Agreement.

The Issuer expressly acknowledges that if Definitive Bonds are not promptly issued to the owners of beneficial interests in a Global Bond as described above, then an owner of a beneficial interest will be entitled to pursue any remedy under the Fiscal Agency Agreement, the Global Bond or applicable law with respect to the portion of the Global Bond representing that owner’s interest in the Global Bond as if Definitive Bonds had been issued.

NEGATIVE PLEDGE

So long as any Bond remains Outstanding (as defined in “Modifications and Amendments” below) the Issuer will not create, incur, assume or permit to subsist any Security (as defined below) other than a Permitted Security (as defined below) upon the whole or any part of its present or future assets, undertakings or revenues to secure (i) any of its External Indebtedness; (ii) any Guarantees in respect of External Indebtedness; or (iii) the External Indebtedness of any other person; without at the same time or prior thereto securing the Bonds equally and ratably therewith or providing such other arrangement (whether or not comprising Security) as shall be approved by the Bondholders.

“Guarantee” means any obligation of a person to pay the Indebtedness of another person including, without limitation: an obligation to pay or purchase such Indebtedness; an obligation to lend money or to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness; an indemnity against the consequences of a default in the payment of such Indebtedness; or any other agreement to be responsible for such Indebtedness.

“person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust or other juridical entity, state or agency of a state or other entity, whether or not having a separate legal personality.

“Security” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance including, without limitation, anything analogous to the foregoing under the laws of any jurisdiction.

The following exceptions (each, a “Permitted Security”) apply to the Issuer’s obligations under the first paragraph of this section:

(i) any Security upon property to secure External Indebtedness of the Issuer or any Guarantee by the Issuer of External Indebtedness of any other person incurred for the purpose of financing the acquisition or construction of such property and any renewal and extension of such Security which is limited to the original property covered thereby and which (in either case) secures any renewal or extension of the original secured financing;

(ii) any Security securing External Indebtedness of the Issuer or any Guarantee by the Issuer of External Indebtedness of any other person incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project; provided that (a) the holders of such External Indebtedness or Guarantee expressly agree to limit their recourse to the assets and revenues of such project or the proceeds of insurance thereon as the sole source of repayments of such External Indebtedness and (b) the property over which such Security is granted consists solely of such assets and revenues; and

(iii) any Security in existence on June 27, 2017 securing the External Indebtedness of the Issuer or any Guarantee by the Issuer of External Indebtedness of any other person.

TAXATION

All payments of principal and interest in respect of the Bonds by or on behalf of the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of the Relevant Jurisdiction, unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the holders of the Bonds after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Bonds in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Bond: (i) presented for payment by or on behalf of a holder who is liable for the Taxes in respect of the Bond by reason of his having some connection with the Relevant Jurisdiction other than the mere holding of the Bond; or (ii) presented for payment more than 30 days after the Relevant Date (as defined below), except to the extent that the relevant holder would have been entitled to such additional amounts if it had presented such Bond for payment on the last day of such period of 30 days assuming, whether or not such is in fact the case, that day to have been a Business Day.

Any reference in these conditions to any amounts in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this condition.

With respect to Definitive Bonds, upon not less than thirty (30) days’ prior notice to holders of the Bonds, the Issuer shall have the right to require each holder to present at the office of any paying agency five (5) business days prior to each record date a certificate, in such form as the Issuer may from time to time reasonably prescribe in order to comply with applicable law or regulation, to enable the Issuer to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Issuer may be required to deduct or withhold from payments in respect of such securities under any present or future law of the United States or any regulation of any taxing authority thereof and (ii) any reporting or other requirements under such laws or regulations. The Issuer will be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or requirements of the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determination, but shall not be entitled to withhold all or part of any such payment except as required by applicable law.

With respect to any taxes of whatsoever nature imposed, levied, withheld, or assessed by or within Nigeria or any authority of or within Nigeria, the Issuer shall not pay any additional amounts to a holder who is able to avoid such Taxes by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority.

“Relevant Date” means the date on which the payment first becomes due and payable but, if the full amount of the money payable has not been received by the Fiscal Agent on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Bondholders by the Issuer in accordance with the “Notices” condition; and

“Relevant Jurisdiction” means the Federal Republic of Nigeria or any political subdivision or any authority thereof or therein having power to tax in respect of payments made by it of principal and interest on the Bonds.

PRESCRIPTION

Claims in respect of principal and interest will become void unless made within five years from the Relevant Date.

AGENTS

The names of the initial Fiscal Agent, Registrar, Principal Paying Agent, Principal Transfer Agent, London Paying Agent and London Transfer Agent (collectively, the “Agents”) and their initial specified offices are set out in the Fiscal Agency Agreement. The Issuer reserves the right at any time to vary or terminate the appointment of any Agent and to appoint additional or other Agents provided that there will at all times be (i) a paying agent and a transfer agent located in the City of New York, (ii) a paying agent and a transfer agent in London, (iii) a registrar in the City of New York or another office designated by the Issuer; and (iv) so long as the Bonds are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a paying agent and a transfer agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority.

Notice of any termination or appointment and of any changes in specified offices will be given to the Bondholders promptly by the Issuer in accordance with the “Notices” condition. In acting under the Fiscal Agency Agreement and in connection with the Bonds, the Agents act solely as agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for or with any of the Bondholders.

MODIFICATIONS AND AMENDMENTS

Modifications Generally

The Issuer may issue its notes, bonds, debentures and/or other unsecured evidences of indebtedness (the “Securities”) in separate series from time to time (each such series of Securities being hereinafter referred to as a “Series” or the “Securities of a Series”).

The Issuer and the Fiscal Agent, may without the consent of any holder of the Securities, agree to a Modification of the Securities of this series or to the Fiscal Agency Agreement as it relates to the Securities of this series for the purpose of: (A) adding to the covenants of the Issuer which the Issuer determines is for the benefit of the holders of the Securities of this series, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities of this series pursuant to the requirements of the Securities of this series or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision hereof or (E) amending the Fiscal Agency Agreement or the Securities of this series in any manner which the Issuer may determine and which, in the reasonable opinion of the Issuer will not adversely affect the interests of the holders of Securities of this series in any material respects (each such modification, a “Technical Modification”). Any such Technical Modification shall be binding on all holders of the Securities of this Series, and unless the Fiscal Agent otherwise requires, the Issuer shall provide notice of any such Technical Modification to the Fiscal Agent for onward distribution to such holders of the Securities of this Series as soon as practicable thereafter.

Modifications proposed by the Issuer to the terms and conditions of the Securities of this series, or to the Fiscal Agency Agreement insofar as it affects only the Securities of this series, that are not Reserve Matter Modifications or Technical Modifications, may be approved by holders of the Securities of this series (by vote at a meeting of the holders of Securities or by a written consent of such holders of Securities), and future compliance therewith may be waived, with the written consent of the Issuer and the affirmative vote (if approved at a meeting of the holders of the Securities of this series) or consent (if approved by a written action) of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of this series.

Reserve Matter Modifications

Reserve Matter Modifications proposed by the Issuer may be approved by holders of Securities of this Series (by vote at a meeting of the holders of the Securities of this Series or by a written consent of such holders) in one of three ways (each, a “Modification Method”): (A) by the holders of the Aggregated Collective Action Securities (as defined below) of each Series subject to the proposed Modification (a “Single Series Reserve Matter Modification”), (B) for proposed Cross-Series Modifications (as defined below) that are Uniformly Applicable (as defined below), by the holders of two or more Series of Aggregated Collective Action Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met (a “Cross-Series Modification with Single Aggregated Voting”), and (C) for proposed Cross-Series Modifications that are not Uniformly Applicable, by the holders of two or more Series of Aggregated Collective Action Securities whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately for each Series of Securities covered by that proposed Cross-Series Modification, must meet a separate approval threshold (a “Cross-Series Modification with Two Tier Voting”). The Issuer shall have the discretion to select a Modification Method for a proposed Reserve Matter Modification and to designate which Series of Aggregated Collective Action Securities will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once the Issuer selects a Modification Method and designates the Series of Aggregated Collective Action Securities that will be subject to a proposed Cross-Series Modification, those elections will be final for purposes of that vote or consent solicitation. The Issuer may simultaneously propose two or more Cross-Series Modifications, each affecting different Series of Aggregated Collective Action Securities, or one or more Cross-Series Modifications together with one or more Single Series Modifications.

Any Modification constituting or including a Reserve Matter Modification to the terms and conditions of the Securities of this Series, or to the Fiscal Agency Agreement insofar as it affects the Securities of this Series, may be made, and future compliance therewith may be waived, with the written consent of the Issuer and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of this Series.

Any Cross-Series Modification constituting or including a Reserve Matter Modification that is Uniformly Applicable to the terms and conditions of the Securities of this Series and one or more Series of Aggregated Collective Action Securities, or to the Fiscal Agency Agreement insofar as it affects the Securities of this Series and one or more Series of Aggregated Collective Action Securities, may be made, and future compliance therewith may be waived, with the written consent of the Issuer and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Series of Aggregated Collective Action Securities affected by the proposed Modification (taken in the aggregate).

Any Cross-Series Modification constituting or including a Reserve Matter Modification to the terms and conditions of the Securities of this Series and one or more Series of Aggregated Collective Action Securities may be made, and future compliance therewith may be waived, with the written consent of the Issuer and: (A) the affirmative vote or consent of holders of more than 66  2⁄3% of the aggregate principal amount of the Outstanding Securities of all the Series of Aggregated Collective Action Securities affected by that proposed Modification (taken in the aggregate), and (B) the affirmative vote or consent of holders of more than 50% of the aggregate principal amount of the Outstanding Aggregated Collective Action Securities of each Series affected by that proposed Modification (taken individually).

It is understood that a Cross-Series Modification constituting or including a Reserve Matter Modification to the terms and conditions of the affected Securities that is not Uniformly Applicable must be effected pursuant to the paragraph immediately preceding this paragraph; a Cross-Series Modification that is Uniformly Applicable may be effected pursuant to the paragraph immediately preceding the preceding paragraph or to the immediately preceding paragraph, at the Issuer’s option.

Binding Nature

Any Modifications consented to or approved by the holders of Securities pursuant to this condition will be conclusive and binding on all holders of the Securities whether or not they have given their consent, and on all future holders of the Securities whether or not notation of such Modification is made upon the Securities. Any instrument given by or on behalf of any holder of Securities in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent holders of that Security.

For so long as any series of debt securities issued under the agency agreement dated 10 July 2013 between, amongst others, the Issuer and Deutsche Bank AG, London Branch, as fiscal agent relating to the U.S.$500,000,000 5.125 per cent. Notes due 2018 and the agency agreement dated 10 July 2013 between, amongst others, the Issuer and Deutsche Bank AG, London Branch, as fiscal agent relating to the U.S.$500,000,000 6.375 per cent. Notes due 2023 (together the “2013 Agency Agreements”, and such securities, the”2013 debt securities”), any series of debt securities issued under the agency agreement dated 26 January 2011 between, amongst others, the Issuer and Deutsche Bank AG, London Branch, as fiscal agent relating to the U.S.$500,000,000 6.750% Notes due 2021 (the “2011 Agency Agreement”, and such securities, the “2011 debt securities”) or any series of debt securities issued under the agency agreement dated February 6, 2017 between, amongst others, the Issuer and Citibank, N.A. London Branch, as fiscal agent relating to the U.S.$1,500,000,000 Global Medium Term Note Programme (as may be amended, the “2017 Agency Agreement”, and such securities, the “2017 debt securities”) are outstanding, if the Issuer certifies to the Fiscal Agent and to the fiscal agent under the 2013 Agency Agreements that a Cross-Series Modification is being sought simultaneously with a “2013 agency agreement reserve matter modification” and/or a 2011 agency agreement reserve matter modification and/or 2017 agency agreement reserve matter modification, the 2011 debt securities and/or the 2013 debt securities and/or the 2017 debt securities affected by such reserve matter modification shall be treated as “Series affected by that proposed Modification” as that phrase is used in the Fiscal Agency Agreement; provided, that if the Issuer seeks a Cross-Series Modification with Single Aggregated Voting, in determining whether such modification will be considered Uniformly Applicable, the holders of any series of 2011 debt securities affected by the 2011 agency agreement reserve matter modification and/or 2013 debt securities affected by the 2013 agency agreement reserve matter modification and/or the holders of any series of 2017 debt securities affected by the 2017 agency agreement reserve matter modification shall be deemed “holders of Securities of all Series affected by that Modification,” for the purpose of the Uniformly Applicable definition. It is the intention that in such circumstances, the votes of the holders of the affected 2011 debt securities and/or the 2013 debt securities and/or the 2017 debt securities be counted for purposes of the voting thresholds specified in the Fiscal Agency Agreement for the applicable Cross-Series Modification as though those debt securities had been affected by that Cross-Series Modification although the effectiveness of any modification, as it relates to the relevant debt securities, shall be governed exclusively by the terms and conditions of those debt securities and by the relevant agency agreement; provided, however, that no such modification as to the Bonds will be effective unless such modification shall have also been adopted by the holders of the 2011 debt securities, the 2013 debt securities or the 2017 debt securities, if such series is being counted in the modification, pursuant to the amendment and modification provisions of such debt securities.

“2011 agency agreement reserve matter modification” means any modification to a Reserve Matter affecting the terms and conditions of one or more series of the 2011 debt securities, pursuant to the 2011 Agency Agreement.

“2013 agency agreement reserve matter modification” means any modification to a Reserve Matter affecting the terms and conditions of one or more series of the 2013 debt securities, pursuant to the 2013 Agency Agreements.

“2017 agency agreement reserve matter modification” means any modification to a Reserve Matter affecting the terms and conditions of one or more series of the 2017 debt securities, pursuant to the 2017 Agency Agreement.

Information Delivery

Before soliciting the consent or the vote of any holder of Securities for a Reserve Matter Modification, the Issuer shall provide to the Fiscal Agent (for onward distribution to the holders of the Securities that would be affected by that proposed Modification) the following information: (i) a description of the Issuer’s economic and financial circumstances which are, in the Issuer’s opinion, relevant to the request for the proposed Modification, a description of the Issuer’s existing debts and a description of any broad policy reform program and provisional macroeconomic outlook; (ii) if the Issuer shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement; (iii) a description of the Issuer’s proposed treatment of external debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and (iv) if the Issuer is then seeking a Reserve Matter Modification affecting any other series of Securities, a description of that proposed Modification.

“Aggregated Collective Action Securities” means any debt securities of any series issued in the future under the Fiscal Agency Agreement, or any other agreements with similar collective action provisions, that are in their terms stated to be “Aggregated Collective Action Securities”.

“Cross-Series Modification” means a Modification constituting a Reserve Matter affecting two or more Series of Aggregated Collective Action Securities.

“Modification” means any modification, amendment, supplement or waiver affecting one or more Series of Aggregated Collective Action Securities, including those effected by way of exchange or conversion.

“Outstanding” for purposes of the Fiscal Agency Agreement and the Securities, any Security authenticated and delivered pursuant to the Fiscal Agency Agreement shall, as of any date of determination, be deemed to be Outstanding, except: (A) Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation and not reissued by the Fiscal Agent, (B) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been paid or duly provided for, (C) Securities of a Series in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the Fiscal Agency Agreement, and (D) Securities owned, directly or indirectly, by the Issuer or any Public Sector Instrumentality thereof shall be disregarded and deemed not to be Outstanding, except that Securities of a series held by the Issuer or any Public Sector Instrumentality or any corporation, trust or other legal entity controlled by the Issuer or by a Public Sector Instrumentality that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or a Public Sector Instrumentality; provided, however, in determining whether the holders of the requisite principal amount of Outstanding Securities of a series have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, (i) the principal amount of a Security which by its terms provides for an amount other than the stated face amount to be due and payable upon a declaration of acceleration of the maturity thereof or at the stated maturity (a “Variable Principal Security”) that shall be deemed to be Outstanding shall be either (x) the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof or (y) such other amount not in excess of the stated face amount, as may be specified in such Security, and (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent determined on the date of original issuance of such Security, of the principal amount (or, in the case of a Variable Principal Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined on the dated provided in (i) above) of such Security, and (iii) Securities owned, directly or indirectly, by the Issuer or Public Sector Instrumentalities thereof shall be disregarded and deemed not to be Outstanding.

“Public Sector Instrumentality” means any department, ministry or agency of Nigeria or any corporation, trust, financial institution or other entity owned or controlled by Nigeria, any political subdivision of Nigeria or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

“Reserve Matter” means any Modification to the terms and conditions of the Securities of this Series or Series of Aggregated Collective Action Securities, or to the Fiscal Agency Agreement insofar as it affects the Securities of this Series or Series of Aggregated Collective Action Securities, that would:

(A)	change the due date for the payment of the principal of (or premium, if any) or any installment of interest of the Securities of this Series or Series of Aggregated Collective Action Securities;

(B)	reduce the principal amount of the Securities of this Series or Series of Aggregated Collective Action Securities, the portion of such principal amount that is payable upon acceleration of the maturity of the Securities of this Series or Series of Aggregated Collective Action Securities, the interest rate thereon or the premium payable upon redemption thereof;

(C)	change the Issuer’s obligation to make any payments on the Securities of this Series or Series of Aggregated Collective Action Securities;

(D)	change the coin or currency in which payment with respect to interest, premium or principal in respect of Securities of this Series or Series of Aggregated Collective Action Securities is payable or the place or places in which any such payment is required to be made;

(E)	shorten the period during which the Issuer is not permitted to redeem the Securities of this Series or Series of Aggregated Collective Action Securities, or permit the Issuer to redeem the Securities of this Series or Series of Aggregated Collective Action Securities, if prior to such action, the Issuer is not permitted to do so;

(F)	reduce the proportion of the principal amount of the Securities of this Series or Series of Aggregated Collective Action Securities, the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities of this Series or Series of Aggregated Collective Action Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given;

(G)	change this Modifications and Amendments provision of the Securities;

(H)	change the obligation of the Issuer to pay additional amounts, if any, pursuant to the Securities of this Series or Series of Aggregated Collective Action Securities;

(I)	change the governing law provisions of the Securities of this Series or Series of Aggregated Collective Action Securities;

(J)	change the Issuer’s appointment of an agent for the service of process, the Issuer’s agreement not to raise certain defenses with respect to its sovereign immunity or the Issuer’s agreement to submit to jurisdiction in respect of disputes relating to or arising under the Fiscal Agency Agreement or the Securities of this Series or Series of Aggregated Collective Action Securities, each as set forth in the Fiscal Agency Agreement and in the Securities of this Series or Series of Aggregated Collective Action Securities;

(K)	except as contemplated in clause (C) of the definition of Technical Modifications, change the ranking of the Securities of this Series or Series of Aggregated Collective Action Securities as set forth in the terms of the Securities of this Series or Series of Aggregated Collective Action Securities;

(L)	exchange or substitute all or any portion of the Securities for, or convert the Securities into, other obligations or securities of the Issuer or any other person;

(M)	change the definition of “Uniformly Applicable”, “Reserve Matter”, “Reserve Matter Modification” or “Outstanding”;

(N)	change the method used to calculate any amount payable on the Securities of such Series (other than in accordance with the express terms of the Securities of such Series and this Fiscal Agency Agreement); or

(O)	change the identity of the obligor under the Securities of such Series.

“Reserve Matter Modification” is any Modification to a Reserve Matter.

“Uniformly Applicable”, in the context of a proposed Cross-Series Modification, means a Modification by which holders of Securities of all Series affected by that Modification are invited to exchange, convert or substitute their Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a Modification will not be considered to be Uniformly Applicable if each exchanging, converting or substituting holder of Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Securities of any Series affected by that Modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Securities of any Series affected by that Modification electing the same option under such menu of instruments).

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall have occurred and be continuing:

Non-payment: (i) the Issuer fails to pay any principal on any of the Bonds when due and payable and such failure continues for a period of 15 business days, or (ii) the Issuer fails to pay any interest on any of the Bonds or any amount due under the “Taxation” condition when due and payable, and such failure continues for a period of 30 days;

Breach of other obligations: the Issuer does not perform or comply with any one or more of its other obligations under the Bonds or the Fiscal Agent Agreement, which default is incapable of remedy or is not remedied within 45 days following the service by any holder of Bonds on the Issuer of notice requiring the same to be remedied;

Cross-acceleration: (i) any other External Indebtedness of the Issuer becomes due and payable prior to stated maturity thereof by reason of default, (ii) any such External Indebtedness is not paid at maturity, or (iii) any Guarantee of such External Indebtedness is not honored when due and called upon; and, in the case of (ii) or (iii), that failure continues beyond any applicable grace period; provided that the aggregate amount of the relevant External Indebtedness in respect of which one or more of the events mentioned in this paragraph (c) have occurred equals or exceeds U.S.$25,000,000 or its equivalent;

Moratorium: a moratorium on the payment of principal of, or interest on, the External Indebtedness of the Issuer shall be declared by the Issuer;

IMF: the Issuer shall cease to be a member of the International Monetary Fund (the “IMF”), or shall cease to be eligible to use the general resources of the IMF;

Validity: (i) the validity of the Bonds shall be contested by the Issuer; (ii) the Issuer shall deny any of its obligations under the Bonds; or (iii) it shall be or become unlawful for the Issuer to perform or comply with all or any of its obligations set out in the Bonds or the Fiscal Agency Agreement, including, without limitation, the payment of interest on the Bonds, as a result of any change in law or regulation in the Federal Republic of Nigeria or any ruling of any court in the Federal Republic of Nigeria whose decision is final and unappealable or for any reason such obligations cease to be in full force and effect; or

Consents: if any authorization, consent of, or filing or registration with, any governmental authority necessary for the performance of any payment obligation of the Issuer under the Bonds, when due, ceases to be in full force and effect or remain valid and subsisting, the holders of at least 25% of the aggregate principal amount of the outstanding Bonds may, by notice to the Issuer, declare all the Bonds to be due and payable immediately (the “Demanding Holders”). Holders of Bonds may exercise these rights only by providing a written demand to the Issuer at the office of the Fiscal Agent at a time when the Event of Default is continuing.

Upon any declaration of acceleration, the principal, interest and all other amounts payable on the Bonds will be immediately due and payable on the date the Issuer receives written notice of the declaration, unless the Issuer has remedied the event or events of default prior to receiving the notice. The holders of 50% or more of the aggregate principal amount of the outstanding Bonds may rescind a declaration of acceleration if the event or events of default giving rise to the declaration have been cured by the Issuer or waived.

At any time after the principal of the Bonds have been so declared due and payable, the Issuer will pay or will deposit (or cause to be paid or deposited) with the Fiscal Agent a sum sufficient to cover reasonable compensation to the Demanding Holders and the Fiscal Agent and each predecessor Fiscal Agent, their respective agents, attorneys and counsel, and all other documented expenses and liabilities reasonably incurred, and all advances made for documented expenses and legal fees, reasonably incurred by the Demanding Holders, the Fiscal Agent and each predecessor Fiscal Agent.

REPLACEMENT OF CERTIFICATES

If any Definitive Bond is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Fiscal Agent upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Definitive Bonds must be surrendered before replacements will be issued.

NOTICES

The Issuer will mail any notices to the holders of the Bonds at the addresses appearing in the Register maintained by the Fiscal Agent. The Issuer will consider a notice to be given at the time it is mailed. So long as the Bonds are listed on the London Stock Exchange and the rules of the exchange so require, the Issuer will also publish notices on the website of the London Stock Exchange at http://www.londonstockexchange.com.

Notwithstanding the above paragraph, while the Bonds are in global form, notices will be sent to DTC, or its nominee, as the holder thereof, and DTC will communicate these notices to DTC participants in accordance with its standard procedures.

The Issuer will cause notice of any resignation, termination or appointment of the Fiscal Agent or the London Paying Agent and London Transfer Agent and of any change in the office through which such Agent will act to be given as provided under this subsection.

FURTHER ISSUES

The Issuer may from time to time without the consent of the Bondholders create and issue further bonds, having terms and conditions the same as those of the Bonds, or the same except for the issue date, issue price, the date and amount of the first payment of interest, which may be consolidated and form a single series with the outstanding Bonds, provided that such additional securities shall be issued pursuant to a “qualified reopening” of the original series or are otherwise treated as part of the same “issue” of Bonds as the original series for U.S. federal income tax purposes (regardless of whether any holders of such Bonds are subject to U.S. federal income tax law).

MEETINGS

The Issuer may call a meeting of the holders of the Bonds of a series at any time regarding the Fiscal Agency Agreement or the Bonds of such series. The Issuer will determine the time and place of the meeting. If the holders of at least 10% in principal amount of all Bonds of such series then outstanding have delivered a written request to the Issuer or the Fiscal Agent (with a copy to Issuer) setting out the purpose of the meeting, the Fiscal Agent shall agree the time and place of the meeting with the Issuer promptly. Notice of the time, place and purpose of the meeting shall be given in the manner set forth under Notices, not less than 30 and not more than 60 days before the meeting.

GOVERNING LAW AND SUBMISSION TO JURISDICTION

THE BONDS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ALL MATTERS GOVERNING THE ISSUER’S AUTHORIZATION AND EXECUTION OF THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE FEDERAL REPUBLIC OF NIGERIA. NOTWITHSTANDING ANY RESERVE MATTER MODIFICATION, THE “MEETINGS” AND “MODIFICATIONS AND AMENDMENTS” SECTIONS HEREOF SHALL IN ALL CASES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

With respect to any legal suit, action or proceeding arising out of or based upon the Bonds (the “Related Proceedings”), the Issuer irrevocably submits to the jurisdiction of (i) the state and federal courts located in the Borough of Manhattan in the City of New York, New York, (ii) the English courts and (iii) the Nigerian courts (collectively, the “Specified Courts”). The state and federal courts located in the Borough of Manhattan in the City of New York, New York and the English courts and (iii) the Nigerian courts shall be the exclusive forum for any Related Proceeding (except for proceedings instituted to enforce a judgment issued in a Related Proceeding (a “Related Judgment”), as to which the choice of forum is non-exclusive). The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts, and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

The Issuer irrevocably appoints and agrees to maintain the person for the time being and from time to time acting as and discharging the function of Consul General of the Federal Republic of Nigeria in the City of New York, with an office on the date hereof at 828 2nd Avenue New York, New York 10017, United States, The High Commissioner of the Federal Republic of Nigeria to the United Kingdom, Nigeria High Commission, 9 Northumberland Avenue, London WC2N 5BX and The Debt Management Office, with an office on the date hereof at the Nigeria Deposit Insurance Corporation Building, Plot 447/448 Constitution Avenue, Central Business District, PMB 532, Garki – Abuja, Nigeria (collectively, the “Process Agent”) to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York in the English courts or the Nigerian courts, as the case may be. Service of any process, summons, notice or document by mail to the applicable party’s address set forth below shall be effective service of process for any suit, action or other proceeding brought in any such court. The Issuer hereby agrees that failure of its Process Agent to give notice to the Issuer, or failure of the Issuer to receive notice of such service of process, shall not affect in any way the validity of such service on the Process Agent or the Issuer. The Issuer hereby covenants and agrees that it shall continue the designation of its Process Agent in full force and effect, and cause its Process Agent to continue to act as such. In addition, the Issuer hereby agrees that no documents or agreements to which it is a party or to which it or its property is subject will affect the right of any party to serve legal process in any other manner permitted by law.

To the extent that the Issuer has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer hereby irrevocably agrees not to claim and will irrevocably waive such immunity in respect of any Related Proceeding and with respect to proceedings instituted to enforce a Related Judgment, and without limiting the generality of the foregoing, the Issuer hereby agrees that such waivers shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976, as amended, of the United States and the State Immunity Act of 1978 of the United Kingdom and are intended to be irrevocable for purposes of either Act.

Notwithstanding the foregoing, the Issuer does not hereby waive any such immunity from execution or attachment in respect of (i) property, including any bank account, used by a diplomatic or consular mission of the Issuer or its special missions or delegations to international organizations, (ii) property of a military character and under the control of a military authority or defense agency of the Issuer or (iii) property located in the Federal Republic of Nigeria and dedicated to a public or governmental use by the Issuer.

Notwithstanding the foregoing, the issuer does not consent to service of process or waive sovereign immunity with respect to actions brought against it under United States federal securities laws or any securities laws of any States of the United States, and the Issuer’s appointment of the Process Agent does not extend to such actions.

CURRENCY INDEMNITY

If any sum due from the Issuer in respect of the Bonds or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under these conditions or such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Issuer, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to the Bonds, the Issuer shall indemnify each Bondholder, on the written demand of such Bondholder addressed to the Issuer and delivered to the Issuer or to the specified office of the Fiscal Agent, against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Bondholder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

This indemnity constitutes a separate and independent obligation of the Issuer and shall give rise to a separate and independent cause of action.

SIGNATORIES

IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

THE FEDERAL REPUBLIC OF NIGERIA

By:	/s/ Abraham Nwankwo
By:	Abraham Nwankwo
Title:	Director-General The Debt Management Office

CITIBANK N.A., NEW YORK BRANCH

By:	/s/ Beth Kuhn
Name:	Beth Kuhn
Title:	Vice President

CITIBANK N.A., LONDON BRANCH

By:	/s/ Beth Kuhn
Name:	Beth Kuhn
Title:	Vice President